                                                                     EXHIBIT 8.2

                             OPINION AND CONSENT OF
                    WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP

Direct Dial: (215) 977-2000
Facsimile: (215) 977-2740

                                                                October 27, 1997

Arbor Property Trust
One Tower Bridge, Ste. 800
W. Conshohocken, PA 19428

          RE: Arbor/Vornado Registration Statement on Form S-4,
           File No. 333-36835 (the 'Registration Statement')

Dear Ladies and Gentlemen:

     We have acted as special tax counsel for Arbor Property Trust in connection with the Merger (as defined in the Registration Statement).

     In our opinion, the discussion in the prospectus (the 'Prospectus') that is part of the Registration Statement, under the caption 'Federal Income Tax Considerations--the Merger,' sets forth the material United States federal income tax consequences of the Merger under current law, subject to the caveats and limitations stated therein.

     We hereby consent to the use of our name under the caption 'Federal Income Tax Considerations' in the Prospectus. The issuance of such a consent does not concede that we are an 'Expert' for the purposes of the Securities Act of 1933.

                                          Very truly yours,
                                          WOLF, BLOCK, SCHORR and SOLIS-COHEN
                                          LLP